Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2009, by Ikanos Communications, Inc., relating to the financial statements of the Broadband Access Product Line of Conexant Systems, Inc. for the year ended October 3, 2008, incorporated by reference in the Current Report on Form 8-K of Ikanos Communications, Inc. filed on January 8, 2010.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 26, 2010